Exhibit 10.5

RESTRICTED STOCK AWARD AGREEMENT

INTELLIGENT PROTECTION MANAGEMENT CORP.

2025 LONG-TERM INCENTIVE PLAN

1. Grant of Award. Pursuant to the Intelligent Protection Management Corp. 2025 Long-Term Incentive Plan (the “Plan”) for Employees, Contractors, and Outside Directors of Intelligent Protection Management Corp., a Delaware corporation (the “Company”), the Company grants to

_________________________

(the “Participant”),

an Award of Restricted Stock in accordance with Section 6.4 of the Plan. The number of shares of Common Stock awarded under this Restricted Stock Award Agreement (this “Agreement”) is _________ shares (the “Awarded Shares”). The “Date of Grant” of this Award is ______________, 20___.

2. Subject to Plan. This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. The capitalized terms used herein that are defined in the Plan shall have the meanings assigned to them in the Plan. This Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

3. Vesting. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Awarded Shares shall vest as follows:

a. ____________________ of the total Awarded Shares shall vest on _________________________, provided the Participant is employed by (or if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

b. ____________________ of the total Awarded Shares shall vest on _________________________, provided the Participant is employed by (or if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

c. ____________________ of the total Awarded Shares shall vest on _________________________, provided the Participant is employed by (or if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

d. ____________________ of the total Awarded Shares shall vest on _________________________, provided the Participant is employed by (or if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

Notwithstanding the foregoing, upon a Change in Control, (i) fifty percent (50%) of the then unvested Awarded Shares immediately shall vest on the date of the Change in Control; and (ii) the remaining fifty percent (50%) of the unvested Awarded Shares shall vest on the earlier of (A) the original date such Awarded Shares would have vested under Sections 3.a.- d. above, or (B) equally on the first and second anniversary of the effective date of the Change in Control.

4. Forfeiture of Awarded Shares. The Awarded Shares that are not vested in accordance with Section 3 shall be forfeited on the date of the Participant’s Termination of Service. Upon forfeiture, all of the Participant’s rights with respect to the forfeited Awarded Shares shall cease and terminate, without any further obligations on the part of the Company. Certificates for Awarded Shares forfeited under the provisions of the Plan and this Agreement shall be promptly returned to the Company by the forfeiting Participant.

5. Restrictions on Awarded Shares. Subject to the provisions of the Plan and the terms of this Agreement, from the Date of Grant until the date the Awarded Shares are vested in accordance with Section 3 and are no longer subject to forfeiture in accordance with Section 4 (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, hypothecate, margin, assign or otherwise encumber any of the Awarded Shares. Except for these limitations, the Committee may in its sole discretion, remove any or all of the restrictions on such Awarded Shares whenever it may determine that, by reason of changes in Applicable Laws or changes in circumstances after the date of this Agreement, such action is appropriate.

6. Legend. The following legend shall be placed on all certificates issued representing Awarded Shares:

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with the terms and conditions of that certain Intelligent Protection Management Corp. 2025 Long-Term Incentive Plan, a copy of which is on file at the principal office of the Company in Jericho, New York and that certain Restricted Stock Award Agreement dated as of _________, by and between the Company and ___________________. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan and Award Agreement. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan and Award Agreement.”

The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

All Awarded Shares owned by the Participant shall be subject to the terms of this Agreement and shall be represented by a certificate or certificates bearing the foregoing legend.

7. Delivery of Certificates. The Company shall electronically register the Awarded Shares in the Participant’s name or, if requested in writing by the Participant in accordance with Section 6.4(a) of the Plan, shall deliver certificates for the Awarded Shares free of restriction under this Agreement as soon as administratively practicable after, and only after, the Restriction Period has expired without forfeiture pursuant to Section 4. In connection with the issuance of a certificate for Restricted Stock, the Participant shall endorse such certificate in blank or execute a stock power in a form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.

8. Rights of a Stockholder. Except as provided in Section 4 and Section 5 above, the Participant shall have, with respect to his or her Awarded Shares, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon, subject to the provisions of this Section 8. Any stock dividends paid with respect to Awarded Shares shall at all times be treated as Awarded Shares and shall be subject to all restrictions placed on such Awarded Shares; any such stock dividends paid with respect to such Awarded Shares shall vest as the related Awarded Shares become vested. Any cash dividends paid with respect to unvested Awarded Shares shall at all times be subject to the provisions of this Agreement (including the vesting and forfeiture provisions set forth above); any such cash dividends paid with respect to such unvested Awarded Shares shall vest as such Awarded Shares become vested, and shall be paid to the Participant on the date the Awarded Shares to which such cash dividends relate become vested.

9. Voting. The Participant, as record holder of the Awarded Shares, has the exclusive right to vote, or consent with respect to, such Awarded Shares until such time as the Awarded Shares are transferred in accordance with this Agreement; provided, however, that this Section 9 shall not create any voting right where the holders of such Awarded Shares otherwise have no such right.

10. Adjustment of Number of Awarded Shares and Related Matters. The number of Awarded Shares shall be subject to adjustment in accordance with Articles 11 - 13 of the Plan.

11. Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

12. Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that the Participant will not acquire any Awarded Shares, and that the Company will not be obligated to register any shares of Common Stock in the Participant’s name or issue any shares of Common Stock to the Participant hereunder, if the registration and/or issuance of such shares of Common Stock shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination by the Company under this Section 12 shall be final, binding, and conclusive. The rights and obligations of the Company and the rights and obligations of the Participant are subject to all Applicable Laws, rules, and regulations.

13. Investment Representation. Unless the Awarded Shares are issued in a transaction registered under applicable federal and state securities laws, by his or her execution hereof, the Participant represents and warrants to the Company that all Common Stock which may be purchased and/or received hereunder will be acquired by the Participant for investment purposes for his or her own account and not with any intent for resale or distribution in violation of federal, or state securities laws. Unless the Common Stock is issued to him or her in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal, and state securities laws or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.

14. Participant’s Acknowledgments. The Participant acknowledges that a copy of the Plan has been made available for his or her review by the Company, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

15. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

16. Claims. The Participant’s sole remedy for any Claim shall be against the Company, and the Participant shall not have any claim or right of any nature against any Subsidiary of the Company or any stockholder or existing or former director, officer, or Employee of the Company or any Subsidiary of the Company. The Participant hereby releases and covenants not to sue any Person other than the Company over any Claims. The individuals and entities described above in this Section 16 (other than the Company) shall be third-party beneficiaries of the Plan and this Agreement for purposes of enforcing the terms of this Section 16.

17. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any Subsidiary, whether as an Employee, Contractor or as an Outside Director, or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant as an Employee, Contractor or Outside Director at any time.

18. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

19. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that are set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

20. Entire Agreement. This Agreement, together with the Plan, supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter in this Agreement and constitute the sole and only agreements between the parties with respect to the subject matter in this Agreement. All prior negotiations and agreements between the parties with respect to the subject matter in this Agreement are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect. Except for the specific representations expressly made by the Company in this Agreement, the Participant specifically disclaims that the Participant is relying upon or has relied upon any communications, promises, statements, inducements, or representation(s) that may have been made, oral or written, regarding the subject matter of this Agreement. The parties represent that they are relying solely and only on their own judgment in entering into this Agreement.

21. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

22. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein. No person or entity shall be permitted to acquire any Awarded Shares without first executing and delivering an agreement in the form satisfactory to the Company making such person or entity subject to the restrictions on transfer contained herein.

23. Waiver. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

24. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.

25. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

26. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

27. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a. Notice to the Company shall be addressed and delivered as follows:

Intelligent Protection Management Corp.

30 Jericho Executive Plaza, Suite 400E

Jericho, NY 11753

Attn:

Facsimile: ________________________

b. Notice to the Participant shall be addressed and delivered as set forth on the signature page.

28. Clawback. The Participant acknowledges, understands, and agrees, with respect to any shares of Common Stock delivered to the Participant (or registered in the Participant’s name) pursuant to this Agreement, that such shares of Common Stock shall be subject to recovery by the Company, and the Participant shall be required to repay such compensation or shares of Common Stock, in accordance with the Company’s recoupment or clawback policies, as in effect from time to time. The Participant further acknowledges, understands, and agrees that the Board retains the right to modify the Company’s recoupment or clawback policies at any time.

29. Tax Requirements. The Participant is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement, the method and timing for filing an election to include this Agreement in income under Section 83(b) of the Code, and the tax consequences of such election. By execution of this Agreement, the Participant agrees that if the Participant makes such an election, the Participant shall provide the Company with written notice of such election in accordance with the regulations promulgated under Section 83(b) of the Code. The Company or, if applicable, any Subsidiary (for purposes of this Section 29, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any Federal, state, local, or other taxes required by law to be withheld in connection with this Award. The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Award. Such payments shall be required to be made when requested by the Company and shall be required to be made prior to the registration of shares of Common Stock in the Participant’s name or delivery of any certificate representing shares of Common Stock. Such payment may be made by (i) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six (6) months prior thereto, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the vesting of this Award, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; (iv) if the Company, in its sole discretion, so consents in writing, arrange for the sale of a number of shares to be delivered upon the vesting of this Award (on the Participant’s behalf and at his or her direction pursuant to a written authorization) with an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; or (v) any combination of (i), (ii), (iii), or (iv). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.

30. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company for such purpose.

[Remainder of Page Intentionally Left Blank.

Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

INTELLIGENT PROTECTION MANAGEMENT CORP.

By:
Name:
Title:

PARTICIPANT:

Signature

Name:

Address: